Exhibit 99.1

Executes New Oil Purchase Contract With Big Tex Crude, Inc.

SAN DIEGO, May 31, 2006 (PRIMEZONE) -- Quest Oil Corporation (OTC BB:QOIL.OB - News) announced that based on the adoption of a proprietary capital allocation model that includes a “well prioritization schedule,” Quest has established short-term production targets for its Texas properties. Quest's CEO, James B. Panther II stated, “Our model measures performance based on the effective cash requirements of new drilling and work over projects, along with the operational reliability of the respective region and production decline rates in order to calculate internal rates of return (IRR) that we believe are realistically achievable.”

According to Joe Wallen, Quest's CFO and Vice President of Operations, “We believe that by the end of August, production from our Texas properties alone should easily eclipse the 100 BOE per day mark. Of course, this does not account for any acquisitions or other inorganic growth.”

Mr. Panther added, “On the sales side, we have also been successful in a campaign to ramp-up and diversify our marketing base. In this regard, we recently entered into a new oil purchase agreement with Big Tex Crude, Inc. The new agreement provides us with yet another outlet for the sale of our oil production. In the case of Big Texas Crude, our new agreement shortens collection turnaround time (from the scheduling stage to load pick-up) from 45 to 7 days. Our contract purchase price has been markedly improved. The net result is that we have more money and faster access to our money, ultimately freeing up liquidity to allocate to new work over and drilling opportunities.”

ABOUT QUEST OIL CORPORATION

Quest is committed to the exploration and development of economical oil and natural gas reserves. Quest management is focused on an acquisition program targeting high quality and low risk prospects. Quest is focused on the development of North American oil and gas resources, allowing highly leveraged production opportunities in Alberta and Texas, through its 100% owned subsidiaries Quest Canada Corp., Wallstin Petroleum LLC and PetroStar Oil Services Inc.

FORWARD LOOKING STATEMENTS

Statements contained herein that are not historical facts may be forward-looking statements within the meaning of the Securities Act of 1933, as amended. Forward-looking statements include statements regarding the intent, belief or current expectations of the Company and its management. Such statements are estimates only, as the Company has not completed the preparation of its financial statements for those periods, nor has its auditor completed the audit of those results. Actual revenue may differ materially from those anticipated in this press release. Such statements reflect management's current views, are based on certain assumptions and involve risks and uncertainties. Actual results, events, or performance may differ materially from the above forward-looking statements due to a number of important factors, and will be dependent upon a variety of factors, including, but not limited to Quest Oil Corporation's ability to obtain additional financing, to obtain regulatory approvals in a timely manner, and the demand for Quest Oil Corporation's products. Quest Oil Corporation undertakes no obligation to publicly update these forward-looking statements to reflect events or circumstances that occur after the date hereof or to reflect any change in Quest Oil Corporation's expectations with regard to these forward-looking statements or the occurrence of unanticipated events. Anyone considering an investment in Quest Oil Corporation should first conduct thorough due diligence on Quest Oil Corporation by reading all of our publicly available filings. Such public filings are available by visiting the United States Securities and Exchange Commission website at http://www.sec.gov. Quest Oil Corporation encourages any person considering an investment in Quest Oil Corporation to first consult with a registered representative who is licensed to sell securities and who may be able to assist in accessing and analyzing important due diligence materials.

Contact:

Quest Oil Corporation
James B. Panther, II, Chief Executive Officer
(760) 230-2300 x206
Mark L. Baum, Esq., General Counsel
(760) 230-2300 x205

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Source: Quest Oil Corporation